EXHIBIT 99.1

1606 Corp. Announces AI ChatBot Product Development For Financial Industry

Seattle, WA - 1606 Corp. (OTC Pink: CBDW) (the “Company”), in a strategic move to revolutionize customer engagement and expand its market reach, 1606 Corp., a visionary leader in digital innovation based in Seattle, Washington, has unveiled a new series of AI-driven chatbots specifically designed for the financial services industry. This development marks a significant milestone in 1606 Corp.'s ambitious expansion strategy, leveraging cutting-edge technology to deliver exceptional value and profitability.

Innovative Approach Using ISO Model | 1606 Corp.'s approach to selling the world’s first state-of-the-art conversational AI chatbot for investors and public companies is grounded in the ISO model, emphasizing interoperability, security, and organizational efficiency. This model ensures that the chatbots will not only provide immediate, accurate responses to a wide range of financial queries but will also adhere to the highest standards of data protection and user experience.

Industry-Leading Chatbot Adoption and Benefits | The adoption of chatbots across businesses is skyrocketing, with significant benefits being realized in cost savings, customer satisfaction, and operational efficiency. In 2023, the chatbot market was projected to grow over $994 million, indicating an annual gain of around $200 million. With a compound annual growth rate (CAGR) of about 22%, this number is expected to reach three billion dollars by the end of this decade.

Chatbots are proving incredibly efficient, capable of handling a large number of requests simultaneously, and saving businesses up to 30% of costs on customer support alone. The technology is also paving the way for innovative customer engagement strategies, with a Business Insider Intelligence report predicting that global retail consumer spending via chatbots will reach $142 billion by 2024.

Greg Lambrecht, CEO and Chairman of 1606 Corp., emphasized the deliberate nature of the Company's foray into the financial sector: "Our expansion into the financial services industry is a calculated, strategic move. By harnessing the power of conversational AI-driven chatbots built on our recommendation engine, we're not only enhancing our customer engagement and support capabilities but also setting a new benchmark for innovation and efficiency in the sector."

A Bright Future Ahead | With the financial services industry experiencing rapid digital transformation, 1606 Corp.'s introduction of AI-driven chatbots represents a significant leap forward. By providing 24/7 support and utilizing advanced technologies like sentiment analysis and AI predictive capabilities, these chatbots are set to redefine the way financial institutions interact with their customers.

As the demand for seamless, efficient customer service continues to grow, we believe 1606 Corp.'s innovative chatbot series is well-positioned to lead the charge in the financial services industry, offering unparalleled customer experiences and driving the Company's growth and profitability in the digital age.

For more information about 1606 Corp. and their new chatbot series for the financial services industry, or for chatbots for the CBD industry please contact: Derekm@CBDW.ai

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About 1606 Corp.

1606 Corp. is Beyond Bots: We're Crafting Conversations That Count. As a publicly traded company quoted on the OTC Markets, we trade under the stock symbol “CBDW.” We specialize in developing advanced chatbot solutions personified by our line of AI ChatBot products that transform digital interactions into meaningful conversations. Our bots are designed not just for engagement but are equipped with robust analytics to capture data and provide thoughtful product recommendations, enhancing every aspect of customer interaction. For businesses looking to tailor your customer experience to meet rising e-commerce expectations, we offer customized solutions, creating affordable chatbots that perfectly align with your unique needs. Our expanding portfolio of ready to use AI chatbots  ensures that we cater to a wide range of industries, aiming to enhance all customer experience through intelligent, AI-powered conversations. Our commitment to excellence and innovation drives us to constantly explore new frontiers in chatbot technology, allowing us to make every conversation count.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com.

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

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